UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2013

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-4086662
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.

On September 27, 2013, Brekford Corp. (the “Company”), as borrower, and PNC Bank, National Association (“PNC”) as lender, executed a Second Amendment to Loan Documents, effective as of September 28, 2013 (the “Modification Agreement”), relating to the Company’s $3.5 million credit facility with PNC (the “Credit Facility”) pursuant to which the maturity date of the Credit Facility was extended to March 31, 2014.  All other terms and conditions of the Credit Facility remain unchanged, except as discussed in the following paragraph and except that (i) the Company is now required to submit financial statements to PNC on a monthly basis rather than on a quarterly basis, (ii) the maximum ratio of total indebtedness (excluding Subordinated Debt) to EBITDA that the Company may maintain, to be tested on a quarterly basis, was increased to 3.5 to 1.0 (from 3.0 to 1.0), and (iii) the minimum rolling four-quarter Debt Service Coverage Ratio that the Company is required to maintain as of the end of each fiscal quarter was reduced to 1.0 to 1.0 (from 1.30 to 1.00).  The terms and conditions of the Credit Facility were summarized in Item 1.01 of the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2012, which item is incorporated herein by reference.

In connection with the Modification Agreement, the Company and PNC also executed a Borrowing Base Rider, effective September 28, 2013, which limits the aggregate principal amount of indebtedness that may be outstanding under the Credit Facility at any one time to a Borrowing Base and conditions the Company’s request for an advance under the Credit Facility on the Company’s submission of a Borrowing Base Certificate to the Bank on or before the 15th day of each month.  As defined in the Borrowing Base Rider, the “Borrowing Base” is defined as the lesser of (i) $3.0 million and (ii) the sum of (a) 80% of Qualified Accounts (as defined in the Borrowing Base Rider) and (b) 50% of Qualified Inventory (as defined in the Borrowing Base Rider), provided, however, that the total amount of advances allocable to Qualified Inventory may not exceed $500,000.  In the event that the outstanding principal amount of indebtedness under the Credit Facility exceeds the Borrowing Base, the Company must immediately repay the amount of such excess.

The foregoing is only a summary of the material provisions of the Modification Agreement and the Borrowing Base Rider and is qualified in its entirety by the terms of those documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013 as required by Item 601(b)(10) of the SEC’s Regulation S-K  Copies of the related Loan Agreement, dated as of June 28, 2012, between the Company and PNC, the Committed Line of Credit Note, dated as of June 28, 2012, issued by the Company to the order of PNC, the Subordination Agreement, dated as of June 28, 2012, by and among PNC, the Company and C.B. Brechin, and the Subordination Agreement, dated as of June 28, 2012, by and among PNC, the Company and Scott Rutherford were filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to the Company’s Current Report on Form 8-K that was filed with the SEC on July 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: September 30, 2013	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer